UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Meredith Corporation announced on Monday, August 2, 2010, that the President of its National Media Group, Mr. John H. (Jack) Griffin, Jr., is resigning effective August 6, 2010, to pursue another opportunity.

The Company also announced that Mr. Thomas H. (Tom) Harty, 47, will succeed Mr. Griffin as President of the National Media Group. A copy of the press release announcing the departure of Mr. Griffin and the appointment of Mr. Harty is attached as Exhibit 99 and incorporated herein by reference.

Mr. Harty joined Meredith Corporation in 2004 as Vice President of its Magazine Group. In 2009, he was promoted to President, Consumer Magazines with oversight for sales, editorial and creative activities. Prior to joining Meredith, Mr. Harty was Senior Vice President for The Golf Digest Companies, a division of Advance Magazines. His publishing experience also includes senior leadership positions at TV Guide and Reader’s Digest.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
	99	Press release dated August 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser

Chief Development Officer, General Counsel and Secretary

Date:	August 4, 2010

Index to Exhibits
Exhibit Number	Item

99	Press Release dated August 2, 2010.